Exhibit 5.1

[Reed Smith Letterhead]

October 30, 2015

Ritter Pharmaceuticals, Inc.

1880 Century Park East, Suite 1000

Los Angeles, CA 90067

Ladies and Gentlemen:

We have acted as counsel to Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company on the date hereof of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering the offer and sale of shares of the Company’s common stock, $0.001 par value per share (the “Shares”) issuable pursuant to the Ritter Pharmaceuticals, Inc. 2008 Stock Plan (the “2008 Plan), the Ritter Pharmaceuticals, Inc. 2009 Stock Plan (the “2009 Plan”), and the Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan (the “2015 Plan” and together with the 2008 Plan and the 2009 Plan, the “Plans”). The number of Shares registered includes up to 1,886,633 shares of the Company’s common stock underlying presently outstanding stock options under the 2008 Plan and up to 18,601 shares of the Company’s common stock underlying presently outstanding stock options under the 2009 Plan. To the extent such stock options are forfeited or lapse unexercised or are settled in cash and are not issued under the 2008 Plan or the 2009 Plan, the shares of the Company’s common stock subject to such awards will be available for future issuance under the 2015 Plan. Accordingly, the number of Shares registered also includes up to 2,111,682 shares of the Company’s common stock available for issuance under the 2015 Plan.

This opinion is being furnished at the Company’s request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issue of the Shares.

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, the Plans, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion. We have assumed that there are no agreements or understandings between or among the Company and any participants in the Plans that would expand, modify or otherwise affect the terms of the Plans or the respective rights or obligations of any participants thereunder. We have further assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Plans and assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised and paid for, for consideration at least equal to the par value thereof, in accordance with the requirements of law and the Plans (and the respective agreements and awards duly adopted thereunder and in accordance therewith), the offer and sale of the Shares shall have been duly authorized and, when and to the extent that the Shares are issued in accordance with the foregoing, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

Reed Smith LLP

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